As filed with the Securities and Exchange Commission on October 24, 2013

Registration No. 333-189321

	UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
	POST-EFFECTIVE AMENDMENT NO. 1 to the FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRUDENTIAL BANCORP, INC.
(Exact name of registrant as specified in its articles of incorporation)
Pennsylvania	6036	46-2935427
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1834 West Oregon Avenue Philadelphia, Pennsylvania 19145 (215) 755-1500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Thomas A. Vento Chairman, President and Chief Executive Officer Prudential Bancorp, Inc. 1834 West Oregon Avenue Philadelphia, Pennsylvania 19145 (215) 755-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Raymond A. Tiernan, Esq. Philip R. Bevan, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 11th Floor Washington, D.C. 20005 202-347-0300
Approximate date of commencement of proposed sale to the public: Sale to the public concluded on October 9, 2013.

Deregistration of Common Stock

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 hereby deregisters 191 shares of common stock, par value $0.01 per share (“Common Stock”), of Prudential Bancorp, Inc. (the “Company”), previously registered. The Company previously registered 9,545,000 shares of Common Stock and issued 9,544,809 shares of Common Stock in the recently completed offerings (7,141,602 shares of Common Stock were sold in the subscription offering and 2,403,207 shares of Common Stock were exchanged in the exchange offering).  A total of 191 shares of Common Stock were not issued in the exchange offering due to the issuance of cash-in-lieu of fractional shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Paoli, Pennsylvania on October 24, 2013.

PRUDENTIAL BANCORP, INC.

By:	/s/Thomas A. Vento
Thomas A. Vento
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas A. Vento	Chairman, President and Chief Executive Officer	October 24, 2013
Thomas A. Vento	(principal executive officer)

/s/ Jerome R. Balka, Esq.*	Director	October 24, 2013
Jerome R. Balka, Esq.

/s/ Joseph R. Corrato	Director, Executive Vice President and Chief	October 24, 2013
Joseph R. Corrato	Financial Officer (principal financial and
accounting officer)

/s/ A.J. Fanelli*	Director	October 24, 2013
A.J. Fanelli

/s/ John C. Hosier*	Director	October 24, 2013
John C. Hosier

/s/ Bruce E. Miller*	Director	October 24, 2013
Bruce E. Miller

/s/ Francis V. Mulcahy*	Director	October 24, 2013
Francis V. Mulcahy

* By Thomas A. Vento pursuant to power of attorney